UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12

Vislink Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLEASE READ THIS LETTER – VISLINK HAS ADJOURNED ITS ANNUAL MEETING TO FRIDAY, MAY 8, 2020 AND NEEDS YOUR VOTE

April 21, 2020

Dear Fellow Stockholder:

I am writing to remind you that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Vislink Technologies Inc. (the “Company”) has been adjourned to Friday, May 8, 2020 by means of remote communication, which will be provided by the Company in a subsequent notice ahead of the adjourned meeting. The Annual Meeting will continue to be held at 9:00 a.m. (Eastern Time).

Adjourning the Annual Meeting to Friday, May 8, 2020, will help ensure that the Company’s shareholders, including you, have adequate time to consider the proposals that are contained in the Proxy Statement that has been previously provided to you.

Your vote is important, regardless of the number of shares you own. Please take a moment to vote your shares via the Internet, telephone OR sign, date and return the enclosed voting instruction form at your earliest convenience. If you have any questions or require assistance in voting your shares, please call the Company’s proxy solicitor, Laurel Hill Advisory Group, LLC (“Laurel Hill”), at 888-742-1305.

Voting promptly will help reduce solicitation costs and eliminate the need for follow-up phone calls or mailings. Please note that voting by telephone or on the Internet will require that you have your proxy control number available. That number is printed on the enclosed voting instruction form or in an email if you elected to receive proxy materials electronically.

You may receive a call asking you to exercise your right to vote. Laurel Hill has been retained by the Company to make follow-up phone calls to help secure the remaining votes needed for the Annual Meeting.

Thank you for your continued interest in Vislink Technologies. Your Company management has been working very hard on behalf of all stockholders and appreciates all of your support.

Sincerely,

Carleton M. Miller

Chief Executive Officer